                                  EXHIBIT 10.4


                            SECOND AMENDMENT TO LEASE

         THIS SECOND AMENDMENT TO LEASE ("SECOND AMENDMENT") is made and entered into as of the 8th day of March, 2001, by and between LBA OVERLAND, LLC, a California limited liability company ("LANDLORD") and OVERLAND DATA, INC., a California corporation ("TENANT").

                                R E C I T A L S:
                                - - - - - - - -

         A. LBA-VIF ONE, LLC, a California limited liability company ("LBA-VIF ONE") and Tenant entered into that certain Build-To-Suit Single-Tenant Lease (Triple Net) dated as of October 12, 2000 ("ORIGINAL LEASE"), as amended by that certain First Amendment to Lease dated January 18, 2001 ("FIRST AMENDMENT") whereby LBA-VIF One leased to Tenant and Tenant leased from LBA-VIF One those certain Premises located in the City of San Diego, County of San Diego, all as more particularly described in the Lease. The Original Lease, as amended by the First Amendment, may be referred to herein as the "LEASE." Landlord is successor-in-interest in the Lease to LBA-VIF One.

         B. By this Second Amendment, Landlord and Tenant desire to amend the Lease to (i) restate Landlord's and Tenant's obligations pertaining to the Other Lease (as described below), and (ii) otherwise modify the Lease as provided herein.

         C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                               A G R E E M E N T:
                               - - - - - - - - -

         1. RESTATEMENT OF "OTHER LEASE" PROVISIONS. Effective as of the date hereof, Landlord and Tenant acknowledge and agree that Section 33 of the Lease is deemed deleted in its entirety and replaced with the following:

                  "33. OTHER LEASE.

                           33.1 TERMINATION OF OTHER LEASE. Landlord and
Tenant acknowledge the existence of that certain other lease (as amended, the "OTHER LEASE") dated May 26, 1993 executed by and between Tenant and LBA-VFII, LLC a Delaware limited liability company, as successor-in-interest in the Other Lease to Mitsui/SBD America Fund 87-1 (the "OTHER

LANDLORD") pursuant to which Other Lease, Tenant is leasing the following buildings: (i) that certain building located at 8975 Balboa Avenue and containing approximately 65,765 rentable square feet (the "8975 PREMISES"),
(ii) that certain building located at 8985 Balboa Avenue and containing approximately 27,761 rentable square feet (the "8985 PREMISES"), and (iii) that certain building located at 8965 Balboa Avenue and containing approximately 27,761 rentable square feet (the "8965 PREMISES"). The 8975 Premises, the 8985 Premises and the 8965 Premises are collectively referred to herein as the "OTHER PREMISES." The Other Landlord (by its execution below) and Tenant acknowledge and agree that effective as of February 1, 2001, the Other Lease (pertaining to the entire second (2nd) floor portion of the 8965 Premises (consisting of 13,881 rentable square feet) and 6,880 rentable square feet of the first (1st) floor portion of the 8965 Premises only) was terminated; provided, however, that Tenant acknowledges and agrees that Tenant shall continue to be liable under the Other Lease for (i) those obligations under the Other Lease pertaining to the remaining portion of the Other Premises and (ii) those obligations pertaining to the terminated portions of the 8965 Premises that are intended to survive termination including, without limitation, Tenant's indemnity obligations and Tenant's reconciliation obligations for accrued operating expenses (that accrued prior to February 1, 2001) under the Other Lease pertaining to the terminated portions of the 8965 Premises, all of which obligations Tenant acknowledges and agrees shall survive the expiration of the Other Lease pertaining to such terminated portions of the 8965 Premises. The Other Landlord and Tenant acknowledge and agree that effective as of February 1, 2001, the Other Lease (as it pertains to the remaining portion of the first (1st) floor portion of the 8965 Premises covered thereunder (which remaining portion is stipulated by the parties to contain 7,000 rentable square feet)) shall be deemed converted into a month-to-month tenancy, terminable by either party on thirty
(30) days prior written notice to the other, which month-to-month tenancy shall be subject to all of the other terms and conditions of the Other Lease (and such month-to-month tenancy shall not be deemed a holdover under such Other Lease). Tenant shall, within ten (10) days of Other Landlord's written request, execute a letter confirming the terms and conditions of such month-to-month tenancy. On the Commencement Date of this Lease, the Other Landlord and Tenant acknowledge and agree that the Other Lease shall be terminated in its entirety (as to all of the remaining portion of the Other Premises then being leased by Tenant); provided, however, that Tenant shall continue to be liable under the Other Lease for those obligations under the Other Lease that are intended to survive termination including, without limitation, Tenant's indemnity obligations and Tenant's reconciliation obligations for accrued operating expenses under the Other Lease (that accrued prior to such termination date), all of which obligations Tenant acknowledges and agrees will survive the expiration of the Other Lease. Effective as of the date of the full execution and delivery of this Lease by Landlord and Tenant, Tenant acknowledges and agrees that it shall provide Landlord and Other Landlord with access to the remaining portion of the first
(1st) floor portion of the 8965 Premises in order for Landlord and/or the Other Landlord to install an elevator and ancillary improvements in the 8965 Premises (collectively, the "WORK"). Tenant acknowledges and agrees that Landlord's and/or the Other Landlord's performance of the Work shall not entitle Tenant to any abatement of rent under the Other Lease nor will it constitute a construction eviction of Tenant from the Other Premises. Landlord and Other Landlord (by its execution below) acknowledges and agrees that such Work shall be performed by Landlord and/or Other Landlord in a manner so as to minimize any adverse interference with Tenant's business in the remaining portions of the Other Premises. Landlord agrees to reimburse to Tenant, up to Thirty

Thousand Dollars ($30,000.00) ("LANDLORD'S REIMBURSEMENT CAP") of the actual, documented and reasonable moving costs incurred by Tenant in moving from the second (2nd) floor portion of the 8965 Premises to the balance of the Other Premises (and to other locations in San Diego County) within thirty (30) days after Landlord's receipt of a reasonably particularized invoice evidencing such costs.

                           33.2 ADDITIONAL MODIFICATIONS TO OTHER LEASE. By
its execution below, the Other Landlord and Tenant acknowledge and agree that effective as of the date of the full execution and delivery of this Lease by Landlord and Tenant, Paragraph 56 of the Addendum to the Other Lease (pertaining to Tenant's renewal options) is hereby deemed deleted in its entirety and shall be of no further force and effect whatsoever. The Other Landlord and Tenant acknowledge and agree that the modifications to the Other Lease set forth in this Section 33 shall survive the expiration or earlier termination of this Lease."

         2. BROKERS. Each party represents and warrants to the other that no broker, agent or finder negotiated or was instrumental in negotiating or consummating this Second Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any entity who claims or alleges that they were retained or engaged by the first party or at the request of such party in connection with this Second Amendment.

         3. DEFAULTS. Landlord and Tenant hereby represent and warrant to the other that, as of the date of this Second Amendment, Landlord and Tenant, as applicable, are in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that neither party knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

         4. AUTHORITY. If either Landlord or Tenant executes this Second Amendment as a limited liability company, partnership or corporation, then such party and the persons and/or entities executing this Lease on behalf of such party represents and warrants that: (a) it is a duly organized and validly existing limited liability company, partnership or corporation, as the case may be, and is qualified to do business in the state in which the Premises are located; (b) such persons and/or entities executing this Second Amendment are duly authorized to execute and deliver this Second Amendment on such party's behalf in accordance with its operating agreement (if Landlord or Tenant is a limited liability company), Landlord's or Tenant's partnership agreement (if Landlord or Tenant is a partnership), or a duly adopted resolution of Landlord's or Tenant's board of directors and its by-laws (if Landlord or Tenant is a corporation); and (c) this Second Amendment is binding upon Landlord and Tenant in accordance with its terms.

         5. NO FURTHER MODIFICATION. Except as set forth in this Second Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Second Amendment.

         IN WITNESS WHEREOF, this Second Amendment has been executed as of the day and year first above written.

"TENANT"                        OVERLAND DATA, INC.,
                                a California corporation


                                *By: /s/ Vernon A. LoForti
                                     -------------------------------------------
                                     Name:  Vernon A. LoForti
                                     Title:  Vice President and Chief Financial
                                             Officer


                                By:  /s/  Scott McClendon
                                     -------------------------------------------
                                     Name:  Scott McClendon
                                     Title:  President and Chief Executive
                                             Officer

"LANDLORD"                      LBA OVERLAND, LLC,
                                a California limited liability company

                                By:  Spectrum Overland, L.P., a California
                                     limited partnership, its Member-Manager

                                     By:  LBA Fund I, Inc., a California
                                          corporation, its General Partner


                                          By:  /s/ Phil A. Belling
                                              ---------------------------
                                              Name: Phil A. Belling
                                                   ----------------------
                                              Title: Authorized Signatory
                                                    ---------------------









--------
*NOTE:

IF TENANT IS A CALIFORNIA CORPORATION, then one of the following alternative requirements must be satisfied:
(A) This Lease must be signed by two (2) officers of such corporation: one being the chairman of the board, the president or a vice president, AND the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as one officer and again as the other officer.
(B) If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.
IF TENANT IS A CORPORATION INCORPORATED IN A STATE OTHER THAN CALIFORNIA, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in the form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

                        ACKNOWLEDGMENT OF OTHER LANDLORD



         By its execution below, Other Landlord hereby consents to the modification to the Lease set forth in the foregoing Second Amendment.

"OTHER LANDLORD"              LBA-VFI, LLC,
                              a California limited liability company

                              By: LBA, Inc., a California corporation, its agent


                                  By: /s/ Phil A. Belling
                                      ------------------------------------------
                                      Name: Phil A. Belling
                                            ------------------------------------
                                      Title: Authorized Signatory
                                             -----------------------------------